Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of STERIS Corporation and subsidiaries (STERIS) of our reports dated May 29, 2014, with respect to the consolidated financial statements and schedule of STERIS, and the effectiveness of internal control over financial reporting of STERIS, included in this Annual Report (Form 10-K) of STERIS for the year ended March 31, 2014.

Registration Number	Description

333-32005	Form S-8 Registration Statement - STERIS Corporation 1997 Stock Option Plan

33-55976	Form S-8 Registration Statement - STERIS Corporation 401(k) Plan

333-09733	Form S-8 Registration Statement - STERIS Corporation 401(k) Plan

333-101308	Form S-8 Registration Statement - STERIS Corporation 2002 Stock Option Plan

333-137167	Form S-8 Registration Statement - STERIS Corporation Deferred Compensation Plan

333-136239	Form S-8 Registration Statement - STERIS Corporation 2006 Long-Term Equity Incentive Plan

333-170884	Form S-8 Registration Statement - STERIS Corporation 401(k) Plan

333-176167	Form S-8 Registration Statement - STERIS Corporation 2006 Long-Term Equity Incentive Plan (As Amended and Restated Effective July 28, 2011)

/s/    Ernst & Young LLP

Cleveland, Ohio
May 29, 2014